EXHIBIT 10.3

ANTIGENICS INC.

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made as of June 4, 2009 (the “Effective Date”) by and between ANTIGENICS INC., a Delaware corporation (the “Company”), and The Wolverine Convertible Arbitrage Fund Trading Limited (the “Bond Holder”).

RECITALS

WHEREAS, the Bond Holder wishes to exchange a aggregate of $ 1,500,000 principal amount of the Company’s 5.25% convertible senior notes due February 2025 (collectively, the “Bonds”).

WHEREAS, the Company wishes to issue to the Bond Holder, pursuant to the exemption from registration provided by Section 3(a)(9) (“Section 3(a)(9)”) under the Securities Act of 1933, as amended (the “Securities Act”), 477,528 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) in exchange for the Bonds (the “Exchange”) and to cancel the Bonds upon the terms and conditions set forth herein.

AGREEMENT

1. Exchange; Delivery. Bond Holder hereby assigns, sells and transfers the Bonds, plus all claims arising out of or relating to the Bonds, including but not limited to any accrued but unpaid interest, to the Company in exchange for the issuance by the Company, effective as of the Effective Date, of the Shares to the Bond Holder. On the business day immediately following the Effective Date, the Company shall deliver the Shares to the Bond Holder via DWAC to an account specified in writing by the Bond Holder and the Bond Holder shall deliver the Bonds to the Company via DTC to an account specified in writing by the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Bond Holder that as of the Effective Date:

2.1 Organization. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect on the Company, and, to the Company’s knowledge (as defined below), no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

2.2 Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and no other corporate action on the part of the Company, its board of directors or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance and delivery of the Shares. Furthermore, the Company’s board of directors has duly authorized the execution and delivery by the Company of this Agreement and the transactions contemplated hereunder. This Agreement, assuming due and valid authorization, execution and delivery hereof and thereof by the Bond Holder, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 Valid Issuance; Reservation of Shares; Preemptive Rights. The Shares are duly authorized and, when issued and exchanged in accordance with the terms hereof, (i) will be duly and validly issued, free and clear of any liens, claims or encumbrances (“Liens”) imposed by or through the Company or by operation of law of which the Company has knowledge and (ii) will be issued and delivered in compliance with all applicable Federal and state securities laws. Neither the cancellation of the Bonds upon the Effective Date, nor the Exchange, nor the performance by the Company of its obligations under this Agreement will trigger any preemptive, “poison-pill”, anti-takeover, anti-dilution, reset or other similar rights.

2.4 Non-Contravention. The execution and delivery of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a material violation of or default (with the passage of time or otherwise) under or give rise to any right of termination, material amendment, cancellation or acceleration or loss of any material rights under (i) any material contracts to which the Company is a party, or (ii) the certificate of incorporation or the bylaws of the Company or any similar organizational document of the Company, or (b) (i) result in the creation or imposition (or the obligation to create or impose) of any material lien, encumbrance, claim, security interest, pledge, charge or restriction of any kind upon any of the properties or assets of the Company or (ii) an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in agreement or document to which the Company is a party or is bound other than the with respect to the Bonds, or (c) to the Company’s knowledge, violate any order or decree applicable to the Company, or by which it or any of its operations are bound, and no such violation or default currently exists. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency or other governmental body in the United States is required for the execution and delivery of the Agreement and the valid issuance of the Shares prior to the Effective Date except for any securities filings required to be made under state securities laws.

2.5 Exchange Act Compliance. The documents that the Company filed under the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2008 (including all exhibits included therein and documents incorporated by reference therein hereinafter being referred to as the “Required Documents”) complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission (“Commission”) promulgated thereunder as of their respective filing dates, and none of the Required Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.6 Non-Public Information. The Bond Holder has not requested from the Company, and the Company has not furnished to the Bond Holder, any material non-public information concerning the Company.

2.7 Exemption from Registration. The Exchange is exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 3(a)(9) thereof. The Company has complied in all material respects with such provisions and, without limiting the generality thereof, has not paid to any person, directly or indirectly, any commission or other remuneration for soliciting the Exchange. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exchange.

2.8 Bankruptcy Protection. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) or any similar state bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate an involuntary proceeding under the Bankruptcy Code or any such state law.

3. Representations and Warranties of the Bond Holder. The Bond Holder hereby represents and warrants to the Company as follows:

3.1 Due Authorization. The Bond Holder has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Bond Holder and no other corporate action on the part of the Bond Holder is necessary to authorize the execution and delivery by the Bond Holder of this Agreement. This Agreement constitutes a legal, valid and binding agreement of the Bond Holder, enforceable against the Bond Holder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2 No Legal, Tax or Investment Advice. The Bond Holder understands that nothing in this Agreement or any other materials presented to the Bond Holder in connection with the Exchange constitutes legal, tax or investment advice and represents and warrants to the Company that it has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange.

3.3 Affiliate Status. As of Effective Date, the Bond Holder represents and warrants that the Bond Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the three months preceding the Effective Date.

3.4 No Regulatory Review. The Bond Holder understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Shares issuable hereunder.

3.5 No Transactions in Company Securities. Neither the Bond Holder, directly or indirectly, nor any person acting on behalf of or pursuant to any understanding with the Bond Holder, has engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving any of the Company’s securities) since the time that Bond Holder first began discussion with the Company regarding the Exchange through and including the date hereof. The Bond Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with the Bond Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including short sales) prior to the time the transactions contemplated by this Agreement are first publicly disclosed.

4. Amendment and Waiver. No provision of this Agreement may be amended or modified except upon the written consent of the Company and the Bond Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

5. Miscellaneous.

5.1 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, each party in such dispute shall pay all of its own fees, costs and expenses of enforcing any right of such party under or with respect to this Agreement, including without limitation, such fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.2 Headings; Construction. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The language used in this Agreement is and will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.3 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in New York.

5.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one (1) instrument, and shall become effective when one (1) or more counterparts have been signed by each party hereto and delivered to the other parties.

5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assignees, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.11 Press Release; Form 8-K. The Company agrees that it will, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby within four business days of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES EXCHANGE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		BOND HOLDERS:

ANTIGENICS INC.		THE WOLVERINE CONVERTIBLE ARBITRAGE FUND TRADING LIMITED

By:	/s/ Shalini Sharp	By:	/s/ Andrew Sujdak
Name:	Shalini Sharp	Name:	Andrew Sujdak
Title:	Chief Financial Officer	Title:	Managing Director